Exhibit 10.1
FORM OF GLOBAL EXECUTION BOARD SALARY REDUCTION AGREEMENT
From: Bilbrey, Mary
Sent: Wednesday, April 1, 2020
To: Global Executive Board
Subject: GEB Salary reduction agreement
Colleagues,
For good governance, and to formally document our agreement to cut our base salaries by 50% for the remainder of the year, please read the below and reply to me with your agreement.

•
As a member of the Global Executive Board (“GEB”) of Jones Lang LaSalle, Inc. (together with its affiliates referenced herein as “JLL”), I agree to a temporary 50% base salary reduction effective April 1, 2020 through December 31, 2020 (“Base Salary Reduction”).

•	Effective January 1, 2021, my current base salary that was in effect prior to the reduction (or any different amount that might be contractually required) will be reinstated.

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This Base Salary Reduction is voluntary and does not constitute a violation by JLL of any contractual, statutory or other right, nor does it provide a basis for termination of employment based on default or breach of any obligation by JLL, contractual or otherwise (e.g., a termination by employee for “Good Reason”).

•	By responding to this agreement, I agree to the above Base Salary Reduction.
Thank you for leading from the top as we proactively manage costs and cash flow during a time of global crisis.
Regards,

Mary